CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Maximum offering price per share (3)	Maximum aggregate offering price	Amount of registration fee
Common Stock, without par value	3,000,000 Shares	$41.29	$123,870,000	$14,196 (4)

(1)In addition, pursuant to Rule 416(a) of the Securities Act of 1933, this prospectus supplement being filed under Registration Statement No. 333-170289 also covers an indeterminable number of additional shares of common stock as may become deliverable as a result of stock splits, stock dividends, split-ups, recapitalizations or similar transaction that increases the number of shares of ALLETE, Inc. common stock.

(2)In addition to the 3,000,000 shares of ALLETE, Inc. common stock being registered by means of the filing of this prospectus supplement under Registration Statement No. 333-170289, we have also registered 2,285,535 shares of unsold common stock and paid a registration fee of $2,514 with respect to such shares in connection with the filing with the SEC of a prospectus supplement dated February 27, 2009. The 2,285,535 registered but unsold shares of common stock are included for offer and sale in this prospectus supplement.

(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices for our common stock as reported on the New York Stock Exchange composite tape on July 27, 2012.

(4)Calculated in accordance with Rule 457(c) and Rule 457(r). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333‑170289.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-170289
Prospectus Supplement
(To prospectus dated November 2, 2010)

Up to 5,285,535 Shares
_________________________
ALLETE, INC.
Common Stock
_________________________

We have entered into an amended equity distribution agreement with KCCI, Ltd. (“KCCI”) relating to shares of our common stock, without par value (“common stock”), offered hereby. In accordance with the terms of the amended equity distribution agreement, we may offer and sell up to 5,285,535 shares of our common stock from time to time through KCCI as our sales agent. KCCI will receive from us a commission of $0.03 per share for any shares sold through it as agent under the amended equity distribution agreement.

The sales, if any, of the shares of common stock under this amended equity distribution agreement will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the New York Stock Exchange (“NYSE”), the principal existing trading market for our common stock, or on any other exchange on which the common stock is then listed or admitted to trading and sales made to or through a market maker or through an electronic communications network.

Our common stock is listed on the NYSE and trades under the symbol “ALE.” On August 2, 2012, the last reported sales price of our common stock on the NYSE was $41.05 per share.

See the discussion of risk factors, if any, contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.
_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_________________________

The date of this prospectus supplement is August 3, 2012.

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we may authorize to be delivered to you. We have not, and KCCI has not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and KCCI is not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information in this prospectus supplement (or any free writing prospectus) is inconsistent with the accompanying prospectus, the information in this prospectus supplement (or any free writing prospectus) will apply and supersede the information in the accompanying prospectus. You should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectuses carefully, including the consolidated financial statements incorporated by reference herein and therein, before making an investment decision.

FORWARD-LOOKING STATEMENTSFORWARD-LOOKING STATEMENTS

Statements in this prospectus supplement that are not statements of historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “likely,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE, Inc. (“ALLETE”) in this prospectus supplement or any supplement to this prospectus supplement, in presentations, on our website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, that could cause our actual results to differ materially from those indicated in the forward-looking statements:

•	our ability to successfully implement our strategic objectives;

•
regulatory or legislative actions, including changes in governmental policies of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, the North Dakota Public Service Commission, the Environmental Protection Agency and various state, local and county regulators, and city administrators, about allowed rates of return, capital structure, financings, industry and rate structure, acquisition and disposal of assets and facilities, real estate development, operation and construction of plant facilities, recovery of purchased power, capital investments and other expenses, present or prospective wholesale and retail competition (including but not limited to transmission costs), zoning and permitting of land held for resale and environmental matters;

•	our ability to manage expansion and integrate acquisitions;

•	the potential impacts of climate change and future regulation to restrict the emissions of greenhouse gases on our Regulated Operations segment;

•	effects of restructuring initiatives in the electric industry;

•	economic and geographic factors, including political and economic risks;

•	changes in and compliance with laws and regulations;

•	weather conditions, natural disasters and pandemic diseases;

•	war, acts of terrorism and cyber attacks;

•	wholesale power market conditions;

•	population growth rates and demographic patterns;

•	effects of competition, including competition for retail and wholesale customers;

•	changes in the real estate market;

•	pricing and transportation of commodities;

•	changes in tax rates or policies or in rates of inflation;

•	project delays or changes in project costs;

•	availability and management of construction materials and skilled construction labor for capital projects;

•	changes in operating expenses and capital expenditures;

•	global and domestic economic conditions affecting us or our customers;

•	our ability to access capital markets and bank financing;

•	changes in interest rates and the performance of the financial markets;

•	our ability to replace a mature workforce and retain qualified, skilled and experienced personnel; and

•	the outcome of legal and administrative proceedings (whether civil or criminal) and settlements.

Additional disclosures regarding factors that could cause our results and performance to differ from results or performance anticipated by this prospectus supplement are set forth in the discussion of risk factors, if any, contained in our annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus supplement. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the factors that may affect our business.

ALLETE, INC.

Headquartered in Duluth, Minnesota, ALLETE is a diversified company that operates in two core business segments: Regulated Operations and Investments and Other.

Regulated Operations includes our regulated utilities, Minnesota Power and Superior Water, Light and Power Company (“SWL&P”), as well as our investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 143,000 retail customers. Minnesota Power’s non-affiliated municipal customers consist of 16 municipalities in Minnesota and 1 private utility in Wisconsin. SWL&P, a wholly-owned subsidiary of ALLETE, is also a private utility in Wisconsin and a customer of Minnesota Power. SWL&P provides regulated electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 12,000 natural gas customers and 10,000 water customers. Our regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

Investments and Other is comprised primarily of BNI Coal, Ltd., our coal mining operations in North Dakota, ALLETE Properties, LLC, our Florida real estate investment, and ALLETE Clean Energy, Inc., formed in June 2011, aimed at developing or acquiring capital projects that create energy solutions via wind, solar, biomass, hydro, natural gas/liquids, shale resources, clean coal and other clean energy innovations. This segment also includes a small amount of non-rate base generation, approximately 5,500 acres of land available-for-sale in Minnesota, and earnings on cash and investments.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement, as amended, with KCCI under which we may offer and sell up to 9,556,200 shares of our common stock from time to time through KCCI, as our agent for the offer and sale of the shares. As of the date of this prospectus supplement, we have sold 4,270,665 shares of our common stock pursuant to the equity distribution agreement, as amended, which means that we may sell up to an additional 5,285,535 shares of our common stock pursuant to the equity distribution agreement, as amended. The sales, if any, of the shares of common stock under this amended equity distribution agreement will be made in “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the NYSE, the principal existing trading market for our common stock, or on any other exchange on which the common stock is then listed or admitted to trading and sales made to or through a market maker or through an electronic communications network.

The number and purchase price (less a $0.03 per share commission) of the shares we sell through KCCI will be mutually agreed upon on the relevant trading day. The common stock sold under the amended equity distribution agreement will be sold at the prevailing market price for such securities, and information regarding the number of shares sold, share price(s) and proceeds raised from such sales will be disclosed at least quarterly in our SEC filings.

Settlement between us and KCCI for sales of common stock will occur on the third trading day immediately following the sale of any shares pursuant to the amended equity distribution agreement. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of KCCI under the amended equity distribution agreement to settle such purchases with us pursuant to any issuance notice is subject to a number of conditions, which KCCI reserves the right to waive in its sole discretion.

In connection with the sale of the common stock hereunder, KCCI may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to KCCI may be deemed to be underwriting commissions or discounts. We have agreed to indemnify KCCI against certain civil liabilities, including under the Securities Act of 1933.

The offering of common stock pursuant to the amended equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the amended equity distribution agreement or (2) termination of the amended equity distribution agreement by either KCCI or us. The amended equity distribution agreement may be terminated at the sole discretion of either party at any time upon ten business days prior notice.

KCCI and its affiliates have engaged, and in the future may engage, in transactions with, or perform other services for, us or our affiliates in the ordinary course of business. We expect to pay a customary fee to KCCI or its affiliates in connection with such services.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10‑K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ALLETE, Inc.

Common Stock
and
First Mortgage Bonds

ALLETE, Inc. may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

ALLETE will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

ALLETE’s common stock is listed on the New York Stock Exchange and trades under the symbol “ALE.”

ALLETE’s principal executive offices are located at 30 West Superior Street, Duluth, Minnesota 55802‑2093, telephone number (218) 279‑5000.

See the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

ALLETE may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 16 of this prospectus also provides more information on this topic.
_____________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ALLETE, Inc. filed under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. ALLETE, Inc. is referred to in this prospectus as “ALLETE.” Under this shelf registration process, ALLETE may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the securities ALLETE may offer. Each time ALLETE sells securities, ALLETE will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

ALLETE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by ALLETE with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1‑800‑SEC‑0330.

In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ALLETE. ALLETE also maintains an Internet site (www.allete.com). Information contained on ALLETE’s Internet site does not constitute part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows ALLETE to “incorporate by reference” the information that ALLETE files with the SEC, which means that ALLETE may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that ALLETE files in the future with the SEC will automatically update and supersede this information. ALLETE is incorporating by reference the documents listed below and any future filings ALLETE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until ALLETE sells all of these securities.

•	ALLETE’s Annual Report on Form 10‑K for the year ended December 31, 2009;

•	ALLETE’s Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010; and

•
ALLETE’s Current Reports on Form 8‑K filed with the SEC on January 4, 2010, January 7, 2010, January 25, 2010, February 11, 2010, March 2, 2010, April 6, 2010, April 26, 2010, May 14, 2010 and October 1, 2010 (other than any documents or portions of documents not deemed to be filed).

You may request a copy of these documents, at no cost to you, by writing or calling:

Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802‑2093
Telephone: (218) 355‑3974
E‑mail: shareholder@allete.com

ALLETE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD‑LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, ALLETE is hereby filing cautionary statements identifying important factors that could cause ALLETE’s actual results to differ materially from those projected, or expectations suggested, in forward‑looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of ALLETE in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “will likely result,” “will continue,” “could,” “may,” “potential,” “target,” “outlook” or words of similar meaning) are not statements of historical facts and may be forward‑looking.

Forward‑looking statements involve risks and uncertainties that could cause actual results to differ materially from those discussed. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward‑looking statements:

•	ALLETE’s ability to successfully implement its strategic objectives;

•
prevailing governmental policies, regulatory actions, and legislation, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the United States Environmental Protection Agency, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, the North Dakota Public Service Commission, and other various state, local, and county regulators, and city administrators, about allowed rates of return, financings, industry and rate structure, acquisition and disposal of assets and facilities, real estate development, operation and construction of plant facilities, recovery of purchased power, capital investments and other expenses, present or prospective wholesale and retail competition (including but not limited to transmission costs), zoning and permitting of land held for resale and environmental matters;

•	ALLETE’s ability to manage expansion and integrate acquisitions;

•	the potential impacts of climate change and future regulation to restrict the emissions of greenhouse gases on ALLETE’s regulated operations;

•	effects of restructuring initiatives in the electric industry;

•	economic and geographic factors, including political and economic risks;

•	changes in and compliance with laws and regulations;

•	weather conditions;

•	natural disasters and pandemic diseases;

•	war and acts of terrorism;

•	wholesale power market conditions;

•	population growth rates and demographic patterns;

•	effects of competition, including competition for retail and wholesale customers;

•	changes in the real estate market;

•	pricing and transportation of commodities;

•	changes in tax rates or policies or in rates of inflation;

•	project delays or changes in project costs;

•	availability and management of construction materials and skilled construction labor for capital projects;

•	changes in operating expenses, capital and land development expenditures;

•	global and domestic economic conditions affecting ALLETE or its customers;

•	ALLETE’s ability to access capital markets and bank financing;

•	changes in interest rates and the performance of the financial markets;

•	ALLETE’s ability to replace a mature workforce and retain qualified, skilled and experienced personnel; and

•	the outcome of legal and administrative proceedings (whether civil or criminal) and settlements that affect the business and profitability of ALLETE.

Additional disclosures regarding factors that could cause ALLETE’s results and performance to differ from those projected in forward‑looking statements are set forth in the discussion of risk factors, if any, contained in ALLETE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus and in any prospectus supplement. Any forward‑looking statement speaks only as of the date on which that statement is made, and ALLETE undertakes no obligation to update any forward‑looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward‑looking statement. You should also review and consider the various disclosures in ALLETE’s reports and other information incorporated by reference herein for any additional factors that may affect ALLETE’s business.

ALLETE, INC.

ALLETE is comprised of two business segments:

•
Regulated Operations includes our regulated utilities, Minnesota Power and Superior Water, Light and Power Company (“SWL&P”), as well as our investment in American Transmission Company LLC, a Wisconsin‑based utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to 146,000 retail customers and wholesale electric service to 16 municipalities. Minnesota Power also provides regulated utility electric service to one private utility in Wisconsin. SWL&P, a wholesale customer of Minnesota Power, provides regulated electric, natural gas and water service in northwestern Wisconsin to 15,000 electric customers, 12,000 natural gas customers and 10,000 water customers. Our regulatory utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

•
Investments and Other is comprised of BNI Coal, Ltd., our coal mining operations in North Dakota, and ALLETE Properties, our Florida real estate investment. This segment also includes a small amount of non‑rate base generation, approximately 7,000 acres of land available‑for‑sale in Minnesota, and earnings on cash and investments.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement, ALLETE will add the net proceeds from the sale of the securities to its general funds. ALLETE will use its general funds for corporate purposes, including, without limitation, capital investments in its existing business, acquisitions made by or on behalf of it or its subsidiaries, to repay short‑term borrowings or to repay, redeem or repurchase outstanding long‑term debt obligations. ALLETE may temporarily invest any proceeds that it does not immediately need.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

ALLETE’s consolidated ratio of earnings to fixed charges for each of its last five fiscal years is as follows:

Years Ended December 31,
2009	2008	2007	2006	2005
3.29	5.05	6.03	5.55	1.73

ALLETE’s consolidated ratio of earnings to fixed charges for the nine months ended September 30, 2010 was 4.20.

DESCRIPTION OF COMMON STOCK

General. The following statements describing ALLETE’s common stock are not intended to be a complete description. For additional information, please see ALLETE’s Articles of Incorporation and Bylaws. Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Minnesota.

ALLETE has the following capital stock authorized by its Articles of Incorporation: 80,000,000 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of the date of this prospectus, 35,804,983 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Dividend Rights. ALLETE’s common stock is entitled to dividends only after ALLETE has provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock. ALLETE’s Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE’s preferred stock were outstanding and certain common stock equity capitalization ratios were not met.

Voting Rights (Non‑Cumulative Voting). Holders of ALLETE’s common stock are entitled to receive notice of and to vote at any meeting of shareholders. Each share of ALLETE’s common stock, as well as each share of any of ALLETE’s issued and outstanding preferred stock, is entitled to one vote. Holders of ALLETE’s common stock do not have cumulative voting rights. Each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. At any such meeting for which the number of nominees (other than nominees withdrawn on or before the sixtieth (60th) day before the first anniversary of the preceding year’s annual shareholder meeting) exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors. In addition, whenever dividends on any of ALLETE’s preferred stock are in default in the amount of four full quarterly payments or more, and until all the dividends in default are paid, the holders of ALLETE’s preferred stock are entitled, as one class, to elect a majority of the directors. ALLETE’s common stock, as one class, would then elect the minority.

The Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:

•	quorums;

•	terms of directors elected;

•	vacancies;

•	class voting;

•	meetings; and

•	adjournments.

The Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of the Board of Directors. These provisions include:

•
a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain “fair price” and procedural requirements. Neither a 75 percent shareholder vote nor a “fair price” is required for any of those transactions that have been approved by a majority of the “Disinterested Directors,” as that term is defined in the Articles of Incorporation;

•	a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and

•
a provision providing that some parts of the Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of ALLETE’s capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of the Articles of Incorporation that cannot be altered except as stated above include some parts relating to:

•	mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and

•	the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the Board of Directors are filled.

Liquidation Rights. After ALLETE has satisfied creditors and the preferential liquidation rights of any of its outstanding preferred stock, the holders of its common stock are entitled to share ratably in the distribution of all remaining assets.

Miscellaneous. Holders of ALLETE’s common stock have no preemptive or conversion rights. ALLETE’s common stock is listed on the New York Stock Exchange. The transfer agents and registrars for ALLETE’s common stock are Wells Fargo Bank, N.A. and ALLETE.

DESCRIPTION OF FIRST MORTGAGE BONDS

General. The following description sets forth certain general terms and provisions of ALLETE’s first mortgage bonds that ALLETE may offer by this prospectus. ALLETE will describe the particular terms of the first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements.

ALLETE may issue the first mortgage bonds from time to time in one or more series. ALLETE will issue the first mortgage bonds under its Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York Mellon), as corporate mortgage trustee, and Richard H. West (Ming Ryan, successor), as individual mortgage trustee (together, the “mortgage trustees”), which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as so amended and supplemented, is referred to in this prospectus as the “mortgage.”

This section briefly summarizes some of the terms of the first mortgage bonds and some of the provisions of the mortgage and uses some terms that are not defined in this prospectus but that are defined in the mortgage. This summary is not complete. You should read this summary together with the mortgage and the supplemental indenture establishing the first mortgage bonds for a complete understanding of all the provisions. References to certain sections of the mortgage are included in parentheses. The mortgage and the form of supplemental indenture have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions. All first mortgage bonds issued or to be issued under the mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as “first mortgage bonds.”

All first mortgage bonds of one series need not be issued at the same time, and a series may be re‑opened for issuances of additional first mortgage bonds of such series. This means that ALLETE may from time to time, without notice to, or the consent of the existing holders of the first mortgage bonds of a particular series, create and issue additional first mortgage bonds of such series. Such additional first mortgage bonds will have the same terms as the first mortgage bonds of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional first mortgage bonds or except for the first payments of interest following the issue date of the additional first mortgage bonds) so that the additional first mortgage bonds may be consolidated and form a single series with the first mortgage bonds of such series.

Reference is made to a prospectus supplement relating to each series of first mortgage bonds offered by this prospectus for the following specific terms of that series, among others:

•	the designation of the series of first mortgage bonds and aggregate principal amount of the first mortgage bonds,

•	the percentage or percentages of their principal amount at which the series will be issued,

•	the offering price of the series,

•	the place where the principal of and interest on the series will be payable, if other than at The Bank of New York Mellon in New York, New York,

•	the date or dates on which the series will mature,

•	the rate or rates at which the series will bear interest, or how the interest rate(s) will be determined,

•	the times at which such interest will be payable,

•	whether all or a portion of the series will be in global form, and

•	redemption terms or any other terms or provisions relating to the series that are not inconsistent with the provisions of the mortgage.

The first mortgage bonds may be sold at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to first mortgage bonds sold at a discount below their principal amount may be described in the prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any first mortgage bonds which are denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in the prospectus supplement, the covenants contained in the mortgage will not afford holders of the first mortgage bonds protection in the event of a highly‑leveraged or similar transaction involving ALLETE or in the event of a change in control.

Reserved Amendment Rights. ALLETE has reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after January 31, 2010, to make the changes described below in this “Description of First Mortgage Bonds.” Holders of first mortgage bonds issued after January 31, 2010, including first mortgage bonds that ALLETE may offer by this prospectus, are deemed to have consented to these amendments. This section briefly summarizes the reserved amendment rights. This summary is not complete. You should read this summary together with the thirty‑first supplemental indenture, dated as of February 1, 2010, which has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the mortgage for a complete understanding of the reserved amendment rights.

Form and Exchanges. The first mortgage bonds offered by this prospectus will be issued in fully registered form without coupons, unless otherwise stated in a prospectus supplement. The first mortgage bonds will be issued in denominations of $1,000 and multiples thereof, or in other authorized denominations, and will be transferable and exchangeable without charge (except for stamp taxes, if any, or other governmental charges) at The Bank of New York Mellon, in New York, New York.

A holder of first mortgage bonds may exchange those first mortgage bonds, without charge, for an equal aggregate principal amount of first mortgage bonds of the same series, having the same issue date and with identical terms and provisions, unless otherwise stated in a prospectus supplement. A holder of first mortgage bonds may transfer those first mortgage bonds without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in a prospectus supplement. ALLETE may issue all or some of the first mortgage bonds in “book‑entry” form, which means that they will be represented by global notes, instead of certificates. If ALLETE issues global notes representing any first mortgage bonds, then a depository selected by ALLETE will keep a record of the beneficial interests in those global notes and record any transfers of those beneficial interests and the depository, or its custodian, will hold those global notes. Any additional requirements as to the form and method of exchange of first mortgage bonds will be described in a prospectus supplement.

Redemption and Purchase of First Mortgage Bonds. The first mortgage bonds may be redeemable mandatorily or at the option of ALLETE upon 30 days notice at predetermined prices if the terms of the first mortgage bonds so provide. If the first mortgage bonds are redeemable, ALLETE may use certain deposited cash and/or proceeds of released property to effect the redemption. Reference is made to the prospectus supplement for the redemption terms of the first mortgage bonds offered by this prospectus.

If at the time notice of redemption is given the redemption moneys are not on deposit with the corporate mortgage trustee, the redemption may be made subject to their receipt before the date fixed for redemption.

Cash deposited under any provisions of the mortgage (with certain exceptions) may generally be applied to the purchase of first mortgage bonds of any series. (See Mortgage, Article X.)

Subject to applicable law, including United States federal securities law, ALLETE may purchase outstanding first mortgage bonds by tender, in the open market or by private agreement.

Sinking or Improvement Fund. Reference is made to the prospectus supplement concerning whether or not the first mortgage bonds offered by this prospectus are entitled to the benefit of a sinking or improvement fund or other provision for amortization prior to maturity. None of the currently outstanding first mortgage bonds has sinking fund or improvement fund provisions.

Replacement Fund. The first mortgage bonds offered by this prospectus are not entitled to the benefit of any replacement fund.

Special Provisions for Retirement of First Mortgage Bonds. If, during any 12 month period, mortgaged property is disposed of by order of or to any governmental authority resulting in the receipt by ALLETE of $5 million or more as proceeds, ALLETE (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of first mortgage bonds. If this occurs, ALLETE may redeem first mortgage bonds of any series that are redeemable for such reason at the redemption prices applicable to those first mortgage bonds. (See Mortgage, Section 64.) Reference is made to the prospectus supplement for information concerning whether the first mortgage bonds offered by this prospectus are redeemable for this purpose and, if so, at what redemption prices.

Security. The first mortgage bonds offered by this prospectus and any other first mortgage bonds now or hereafter issued under the mortgage will be secured by the mortgage, which constitutes a first lien on all of the electric generating plants, electric transmission and distribution equipment and fixtures of ALLETE and substantially all other properties owned by ALLETE, other than property expressly excepted. The lien of the mortgage is or may be subject to the following “excepted encumbrances”:

•
liens for taxes, assessments or governmental charges which are not delinquent or the validity of which is being contested at the time by ALLETE in good faith; and liens for workmen’s compensation awards and similar obligations which are not delinquent and undetermined liens or charges incidental to construction;

•
liens securing indebtedness, neither assumed nor guaranteed by ALLETE nor on which it customarily pays interest, existing on real property or rights in or relating to real property acquired by ALLETE for substation, transmission line, transportation line, distribution line or right way purposes;

•
rights of any municipality or public authority to terminate right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of ALLETE or to control or regulate any property of ALLETE, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by ALLETE;

•
rights of others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of ALLETE;

•
easements, restrictions, exceptions or reservations in any property and/or rights of way of ALLETE for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by ALLETE; or

•	any obligations or duties, affecting the property of ALLETE, to any municipality or public authority with respect to any franchise, grant, license or permit.

In addition, the lien of the mortgage is or may be subject to the following:

•	defects which ALLETE has the right to cure and which do not impair the use of such properties by ALLETE;

•
possible defects in title to reservoir lands, easements or rights of way, any property not costing in excess of $25,000, or lands or rights held for flowage, flooding or seepage purposes, or riparian rights;

•	vendors’ liens, purchase money mortgages and liens on property that already exist at the time ALLETE acquires that property;

•	liens for labor, materials, supplies or other objects given priority by law; and

•	liens for taxes, assessments or other governmental charges given priority by law.

ALLETE has reserved the right to amend the mortgage to restate the definition of “excepted encumbrances” to mean substantially the following:

•
tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;

•
mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, other liens incident to construction, liens or privileges of any of ALLETE’s employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days’ notice has not been given to ALLETE’s general counsel or to such other person designated by ALLETE to receive such notices;

•	specified judgment liens;

•	easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, ALLETE’s property;

•
liens securing indebtedness or other obligations relating to real property ALLETE acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights‑of‑way;

•	specified leases and leasehold, license, franchise and permit interests;

•	liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

•	liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by ALLETE or by others on ALLETE’s property;

•	rights and interests of persons other than ALLETE arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in such property;

•	restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

•	liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

•
certain easements, ground leases and rights‑of‑way for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights‑of‑way, facilities and/or equipment, so long as such grant shall not materially impair the use of the property or rights‑of‑way for the purposes for which such property or rights‑of‑way are held by ALLETE; and

•	certain prepaid liens. (See Thirty‑first Supplemental Indenture, Article IV.)

The mortgage does not create a lien on the following “excepted property”:

•	cash and securities;

•	merchandise, equipment, materials or supplies held for sale or other disposition;

•	fuel, oil and similar materials consumable in the operation of the properties of ALLETE;

•	aircraft, automobiles and other vehicles, and materials and supplies for repairing and replacing the same;

•	timber, minerals, mineral rights and royalties;

•	receivables, contracts, leases and operating agreements; and

•	materials or products, including electric energy, that ALLETE generates, produces or purchases for sale or use by ALLETE.

No stock, properties or other assets of ALLETE’s subsidiaries are subject to the mortgage.

The mortgage contains provisions that impose the lien of the mortgage on property acquired by ALLETE after the date of the mortgage, other than “excepted property.” However, if ALLETE consolidates or merges with, or conveys or transfers all or substantially all of ALLETE’s mortgaged property to another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from ALLETE and improvements, replacements and additions to that property. (See Mortgage, Section 87.)

The mortgage provides that the mortgage trustees shall have a lien upon the mortgaged property for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds. (See Mortgage, Section 96.)

ALLETE has reserved the right to amend the mortgage to restate the description of property of ALLETE not covered by the lien of the mortgage, that ALLETE sometimes refers to as “excepted property”, to exclude from the lien of the mortgage substantially the following types of property:

•
all cash, deposit accounts, securities and all policies of insurance on the lives of ALLETE’s officers not paid or delivered to or deposited with or held by the corporate mortgage trustee or required so to be;

•
all contracts, leases, operating agreements and other agreements of all kinds (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

•
all governmental and other licenses, permits, franchises, consents and allowances (other than ALLETE’s franchises, permits and licenses that are transferable and necessary for the operation of mortgaged property);

•	all unrecorded easements and rights of way;

•	all intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

•	all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where ALLETE is organized;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of ALLETE’s business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•
all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by ALLETE for sale, distribution or use in the ordinary course and conduct of ALLETE’s business;

•
all property which is the subject of a lease agreement designating ALLETE as lessee, and all ALLETE’s right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage; and

•
all property which subsequent to September 1, 1945 has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof. (See Thirty‑first Supplemental Indenture, Article IV.)

Issuance of Additional First Mortgage Bonds. The maximum principal amount of first mortgage bonds which may be issued under the mortgage is not limited so long as it meets the issuance tests set forth in the mortgage, which are generally described below. First mortgage bonds of any series may be issued from time to time on the basis of:

(1)	60 percent of property additions after adjustments to offset retirements;

(2)	retirement of first mortgage bonds or qualified lien bonds; and

(3)	deposit of cash.

With certain exceptions in the case of (2) above, ALLETE may not issue first mortgage bonds unless it meets the “net earnings” test set forth in the mortgage, which requires adjusted net earnings before income taxes for 12 out of the preceding 15 months of at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional issue, and on all indebtedness of prior rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to $750,000 plus, for each of the 12 calendar months selected for the net earnings test, 1/12th of two percent of the net additions to depreciable mortgaged property made after June 30, 1945 and prior to the beginning of the calendar year within which that calendar month is included. It is expected that the first mortgage bonds offered by this prospectus will be issued upon the basis of the retirement of first mortgage bonds or property additions.

Property additions generally include electric, gas, steam or hot water property acquired after June 30, 1945. Securities, fuel, aircraft, automobiles or other vehicles, or property used principally for the production or gathering of natural gas will not qualify as property additions.

ALLETE has the right to amend the mortgage without any consent or other action by holders of any series of first mortgage bonds, including the holders of first mortgage bonds offered by this prospectus, so as to include nuclear fuel as well as similar or analogous devices or substances as property additions. (See Fifth Supplemental Indenture, Section 2.)

ALLETE has reserved the right to amend the mortgage to modify the definition of “property additions” to mean all mortgaged property acquired by ALLETE by purchase, consolidation, merger, donation, construction, erection or in any way whatsoever, subsequent to June 30, 1945, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1945. (See Thirty‑first Supplemental Indenture, Article IV.)

The mortgage contains certain restrictions upon the issuance of first mortgage bonds on the basis of property additions subject to liens prior to the mortgage lien and upon the increase of the amount of such liens. (See Mortgage, Sections 4‑8, 20, 23‑30, and 46)

Mortgage Amendment-Recalibration of Funded Property. ALLETE has reserved the right to amend the mortgage to change the definition of “funded property,” as long as ALLETE has delivered to the corporate mortgage trustee an independent engineer’s certificate referred to as a “funded property certificate.” This funded property certificate will describe all or a portion of mortgaged property which has a fair value not less than 10/6ths of the sum of the principal amount of the first mortgage bonds outstanding and the principal amount of the first mortgage bonds that ALLETE is entitled to have authenticated on the basis of retired first mortgage bonds. Once this funded property certificate is delivered to the corporate mortgage trustee, the definition of “funded property” will mean any mortgaged property described in the funded property certificate. Property additions will become funded property when used under the mortgage for the issuance of bonds, the release or retirement of funded property, or the withdrawal of cash deposited with the corporate mortgage trustee for the issuance of bonds or the release of funded property. (See Thirty‑first Supplemental Indenture, Article IV.)

Release and Substitution of Property. Property may be released upon the basis of:

(1)	deposit with the corporate mortgage trustee of cash or, to a limited extent, purchase money mortgages;

(2)
property additions acquired by ALLETE in the last five years, after adjustments in certain cases to offset retirement and after making adjustments for qualified lien bonds outstanding against property additions; and/or

(3)	waiver of the right to issue first mortgage bonds,

in each case without applying any earnings test. Cash may be withdrawn upon the bases stated in (2) and (3) above.

When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the mortgage, and the waiver of the right to issue first mortgage bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of moneys received on pledged prior lien bonds. (See Mortgage, Sections 5, 31, 32, 37, 46‑50, and 59‑63.)

ALLETE has reserved the right to amend the mortgage and the provisions discussed in the foregoing paragraphs under this “Release and Substitution of Property” describing the release and substitution of mortgaged property as follows:

•	to permit releases of property without the sale or disposition of such property;

•	to eliminate the five years limit referred to in clause (2) above; and

•
to specify that releases of property can be made on the basis of (i) the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired first mortgage bonds, in each case with the entitlement being waived by operation of the release.

In addition, ALLETE has reserved the right to amend the mortgage to permit release of unfunded property if after such release at least one dollar of unfunded property remains subject to the lien of the mortgage. (See Thirty‑first Supplemental Indenture, Article IV.)

Modification of the Mortgage. The rights of bondholders may be modified with the consent of the holders of 66‑2/3 percent of the aggregate principal amount of the outstanding first mortgage bonds and, if less than all series of first mortgage bonds are affected, the consent also of the holders of 66‑2/3 percent of the aggregate principal amount of all of the outstanding first mortgage bonds of each series affected. ALLETE has reserved the right to amend the mortgage to provide that such modifications can be made with the consent of the holders of a majority in aggregate principal amount of then outstanding mortgage bonds, considered as one class, or if less than all of the series of mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding mortgage bonds of all series that are directly affected, considered as one class. In general, no modification of the terms of payment of principal and interest and no modification affecting the lien or reducing the percentage required for modification, is effective against any bondholder without his consent. (See Mortgage, Article XIX; Twenty‑first Supplemental Indenture, Section 3; Thirty‑first Supplemental Indenture, Article IV.)

ALLETE has reserved the right to amend the mortgage to permit ALLETE and the mortgage trustees, without the consent of any holder of mortgage bonds, to enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of ALLETE’s covenants in the mortgage and in the first mortgage bonds;

•
to add one or more covenants or other provisions for the benefit of the holders of all or any series of mortgage bonds, or to surrender any right or power conferred upon ALLETE and to make an occurrence of a default in performance of any such additional covenants, an additional “default”;

•
to correct or amplify the description of any property at any time subject to the lien of the mortgage, or better to assure, convey and confirm unto the mortgage trustees any property subject or required to be subjected to the lien of the mortgage, or to subject to the lien of the mortgage additional property;

•
to change or eliminate or add any new provision to the mortgage; provided, however, that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

•	to establish the form or terms of mortgage bonds of any other series as permitted by the mortgage;

•	to provide for the procedures required to permit ALLETE to utilize, at its option, a non‑certificated system of registration for all or any series of first mortgage bonds;

•
to change any place where principal, premium, if any, and interest shall be payable, mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to ALLETE may be served;

•
to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect. (See Thirty‑first Supplemental Indenture, Article IV.)

Defaults and Notice Thereof. Defaults are defined as being:

•	failure to pay principal of any first mortgage bond when due;

•	failure to pay interest on any first mortgage bond for 60 days after that interest is due;

•	failure to pay any installments of funds for retirement of first mortgage bonds for 60 days after that installment is due;

•	failure to pay principal of or interest on any qualified lien bond beyond any applicable grace period for the payment of that principal or interest;

•	certain events in bankruptcy, insolvency or reorganization; and

•	the expiration of 90 days following notice by the corporate mortgage trustee or holders of 15 percent of the first mortgage bonds relating to other covenants. (See Mortgage, Section 65.)

The mortgage trustees may withhold notice of default, except in payment of principal, interest or funds for retirement of first mortgage bonds, if they think it is in the interest of the bondholders. (See Mortgage, Section 66.)

The corporate mortgage trustee, or the holders of 25 percent of the first mortgage bonds may declare the principal and interest due on default, but a majority may annul such declaration if the default has been cured. (See Mortgage, Section 67.) No holder of first mortgage bonds may enforce the lien of the mortgage without giving the mortgage trustees written notice of a default and unless holders of 25 percent of the first mortgage bonds have requested the mortgage trustees to act and offered them reasonable opportunity to act and indemnity satisfactory to the mortgage trustees and they shall have failed to act. (See Mortgage, Section 80.) The holders of a majority of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustees, or exercising any trust or power conferred upon the mortgage trustees, but the mortgage trustees are not required to follow such direction if not sufficiently indemnified for expenditures. (See Mortgage, Section 71.)

Information about the Mortgage Trustees. The Bank of New York Mellon is the corporate mortgage trustee and Ming Ryan is the individual mortgage trustee. In addition to acting as corporate mortgage trustee, The Bank of New York Mellon may also act as trustee under other indentures, trusts and guarantees of ALLETE and its affiliates from time to time.

Satisfaction and Discharge of Mortgage. The mortgage may be satisfied and discharged if and when ALLETE provides for the payment of all of the first mortgage bonds and all other sums due under the mortgage. (See Mortgage, Section 106.)

Evidence to be Furnished to the Mortgage Trustee. ALLETE will provide to the mortgage trustee an annual statement by an appropriate officer as to ALLETE’s compliance with all conditions and covenants under the mortgage. (See Trust Indenture Act of 1939, Section 314(a)(4).)

PLAN OF DISTRIBUTION

ALLETE may sell the securities offered pursuant to this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If ALLETE uses underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If ALLETE uses a dealer in the sale, ALLETE will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. ALLETE may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. ALLETE may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to ALLETE from the sale of the securities, any initial public offering price and other terms of the offering of the securities.

ALLETE may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as ALLETE’s agent. Any remarketing firm will be identified and the terms of its agreement, if any, with ALLETE and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

ALLETE may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately‑negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by ALLETE or borrowed from ALLETE or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from ALLETE in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

ALLETE may make sales of its common stock to or through one or more underwriters, dealers or agents in “at‑the‑market” offerings, and, if ALLETE engages in such transactions, it will do so pursuant to the terms of a agreement between ALLETE and the underwriters, dealers or agents. If ALLETE engages in at‑the‑market sales pursuant to a distribution agreement, ALLETE will issue and sell shares of its common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

ALLETE may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10‑K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

The legality of the common stock and first mortgage bonds will be passed upon for ALLETE by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary, and by Morgan, Lewis & Bockius LLP, New York, New York, counsel to ALLETE. Morgan, Lewis & Bockius LLP may rely as to all matters of Minnesota law upon the opinion of Ms. Amberg. Ms. Amberg may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

As of September 30, 2010, Ms. Amberg owned 9,633 shares of common stock of ALLETE. Ms. Amberg is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the Minnesota Power and Affiliated Companies Retirement Savings and Stock Ownership Plan. Under the Executive Long‑Term Incentive Compensation Plan, Ms. Amberg has:

•
outstanding options to purchase 27,763 shares of ALLETE common stock, of which 24,699 options are fully vested, the remainder of which shall vest on February 1, 2011, and all of which will expire ten years from the date of grant;

•
restricted stock units pursuant to which 2,273 shares of common stock (plus accrued dividend equivalents) will be distributed to Ms. Amberg if she remains employed on the vesting dates, which are February 2, 2012 and December 31, 2012; and

•
an award opportunity for up to 11,748 additional performance shares (plus accrued dividend equivalents) contingent upon the attainment of certain performance goals of ALLETE for the periods January 1, 2008 through December 31, 2010, January 1, 2009 through December 31, 2011 and January 1, 2010 through December 31, 2012.

___________________

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from ALLETE specifying the final terms of a particular offering of securities. ALLETE has not authorized anyone else to provide you with additional or different information. ALLETE is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.